Cancer Genetics and Cellaria Partner on Precision Medicine Tools

Collaboration focused on developing pharmacology models to support biopharma R&D

RUTHERFORD, N.J., Oct. 08, 2018 (GLOBE NEWSWIRE) — Cancer Genetics (Nasdaq: CGIX), a leader in enabling precision medicine for immuno-oncology and genomics through molecular markers and diagnostics, and Cellaria, LLC, a scientific innovator that develops revolutionary new cancer models, today announced a new collaboration to develop extensive precision medicine tools and platform technologies to support the development of new cancer therapeutics.

Cancer Genetics will deploy its Genomics Center of Excellence to characterize Cellaria’s pipeline of commercial and custom-developed biopharma products. Cancer Genetics will leverage its biomarker and genomics testing capabilities to better understand patient diversity across clinical disease categories. The combination of Cellaria’s in vitro expertise and Cancer Genetics’s pharmacology expertise will create innovative models that provide detailed, and patient-specific, assessment of response to therapy. The companies will concentrate their genomics testing and pharmacology development efforts on solid tumors in both primary and metastatic disease.

John A. Roberts, chief executive officer of Cancer Genetics, commented, “This collaboration came about as part of our 2018 transformation strategy. The addition of Cellaria as a channel partner and access to their in vitro capabilities will greatly enhance our preclinical and biopharma offerings. We are also looking forward to utilizing our genomics and pharmacology services to develop novel, and informative, oncology models for Cellaria and Cellaria’s biopharma clients that will accelerate their drug discovery and development efforts.”

David Deems, chief executive officer of Cellaria, said, “Cellaria has a unique business model of generating innovative in vitro disease models which mimick patients’ tumor biology. These models are crucial for accelerating therapeutic research and personalized medicine. The opportunity to collaborate with Cancer Genetics to leverage their robust genomics centers and pharmacology capabilities will advance our mission of building comprehensive and accurate tools for precision oncology.”

ABOUT CELLARIA

Cellaria creates breakthrough disease models that reflect the unique nature and complexity of a patient. Using these informative models, disease researchers are better able to select promising compounds and work towards personalized approaches that would enable physicians to identify the most effective treatment for each patient’s needs. Cellaria’s innovative products help lead the research community to more personalized therapeutics, revolutionizing and accelerating the search for a cancer cure. For more information, visit www.cellariabio.com. You can learn more about our cell models here.

ABOUT CANCER GENETICS

Cancer Genetics, Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. Cancer Genetics is developing a global footprint with locations in the US, Australia and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the- art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow Cancer Genetics at:

Internet: www.cancergenetics.com

Twitter: @Cancer_Genetics

Facebook: www.facebook.com/CancerGenetics

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in revenues, margins, research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. tests and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or bookings or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights, uncertainty of collections from Medicare and third party payors for novel tests and services and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2016 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

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The Ruth Group

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